UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		July 27, 2017

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Section 5 - Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) At the Annual Meeting of Stockholders of Selective Insurance Group, Inc. (the “Company”) held on April 26, 2017, the Company’s stockholders voted on, among other matters, an advisory vote regarding the frequency of future advisory votes on named executive officer compensation. The Company’s stockholders voted for an advisory vote on named executive officer compensation to be held every year, consistent with the recommendation of the Company’s Board of Directors.

In response to the voting results, the Company’s Board of Directors determined at a meeting held on July 26, 2017, that the Company will hold an advisory vote on named executive officer compensation every year. The Company will continue to hold advisory votes on named executive officer compensation every year until the Company’s Board of Directors decides to hold the next stockholder advisory vote on the frequency of advisory votes, which shall be no later than the Company’s Annual Meeting of Stockholders in 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: July 27, 2017	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel